Exhibit 99.1

Heritage Commerce Corp to Present at Sandler O'Neill's West Coast Financial Services Conference

San Jose, CA – March 4, 2011 – Heritage Commerce Corp (Nasdaq: HTBK), today announced that it will present at Sandler O’Neill’s West Coast Financial Services Conference at the Ritz-Carlton, Marina Del Rey, California.  Walter T. Kaczmarek, President and Chief Executive Officer, is scheduled to present on Tuesday, March 8, 2011 at 7:45 a.m.  The presentation will be archived for 30 days after the conference, beginning March 9, 2011, and can be viewed at http://www.sandleroneill.com.

Annual Meeting of Shareholders

Heritage Commerce Corp will hold its Annual Meeting of Shareholders at its Company Headquarters in San Jose, California, on May 26, 2011 at 1:00 p.m. (PDT).

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose with full-service branches in Los Gatos, Fremont, Danville, Pleasanton, Walnut Creek, Morgan Hill, Gilroy, Mountain View, and Los Altos.  Heritage Bank of Commerce is an SBA Preferred Lender with an additional Loan Production Office in Santa Rosa, California.  For more information, please visit www.heritagecommercecorp.com.

Member FDIC